Exhibit 99.1

Aeries Technology Reports Results for Third Fiscal Quarter 2024

Revenues for the third fiscal quarter of 2024 were $18.9 million, up 49% compared with the same period in 2023

February 21, 2024, NEW YORK – Aeries Technology (Nasdaq: AERT), a global professional services and consulting partner, today announced financial results for the quarter ended December 31, 2023.

“We saw strong topline results in the quarter driven by new customer adoption of the Aeries platform,” said Sudhir Panikassery, CEO of Aeries Technology. “We are seeing more mid-market prospects interested in our solutions as the network effect of our clients and their sponsors continues to pick up speed, and we believe that the clear benefit of our differentiated Aeries engagement model is a key factor.”

Three Months Ended December 31, 2023 (Third Fiscal Quarter 2024) Financial Highlights

Revenues: Revenues for the third fiscal quarter of 2024 were $18.9 million, up 49% compared to $12.7 million for the third fiscal quarter of 2023.

Income from Operations: Income from operations for the third fiscal quarter of 2024 was $0.7 million, up 150% compared to $0.3 million for the third fiscal quarter of 2023.

Net Income (Loss): Net loss for the third fiscal quarter of 2024 was $(16.3) million compared to $(0.3) million for the third fiscal quarter of 2023. Net loss included a $16.4 million dollar non-cash charge related to the Forward Purchase Agreements in connection with our SPAC business combination.

Adjusted EBITDA: Adjusted EBITDA for the third fiscal quarter of 2024 was $2.4 million compared to $2.4 million for the third fiscal quarter of 2023.

Financial Outlook

The Company is reiterating its previously stated guidance for calendar year 2024:

●	Revenue of between $95-105 million

●	Adjusted EBITDA of between $16-20 million

The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” The Company previously provided a reconciliation of its guidance for adjusted EBITDA to its most directly comparable GAAP measure and the Company hereby withdraws that reconciliation and any associated guidance. Forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expenses and taxes, that have not yet occurred, are out of Aeries’ control, or cannot be reasonably predicted. Accordingly, a reconciliation of our guidance for adjusted EBITDA is not available without unreasonable effort.

Conference Call Details

As previously announced, the company will host a conference call to discuss their financial results on Thursday, February 22, 2024 at 8:00 AM ET. The call will be accessible by telephone at 1-877-300-8521 (domestic) or 1-412-317-6026 (international). The call will also be available live via webcast on the company’s investor relations website at https://ir.aeriestechnology.com.

A telephone replay of the conference call will be available following its conclusion at 1-844-512-2921 (domestic) or 1-412-317-6671 (international) with access code 10186664 and will be available until 11:59 PM ET, February 29, 2024. An archive of the webcast will also be available on the company’s investor relations website at https://ir.aeriestechnology.com.

About Aeries Technology

Aeries Technology (Nasdaq: AERT) is a global professional services and consulting partner for businesses in transformation mode and their stakeholders, including private equity sponsors and their portfolio companies, with customized engagement models that are designed to provide the right mix of deep vertical specialty, functional expertise, and digital systems and solutions to scale, optimize and transform a client’s business operations. Founded in 2012, Aeries Technology now has over 1,600 professionals specializing in Technology Services and Solutions, Business Process Management, and Digital Transformation initiatives, geared towards providing tailored solutions to drive business success. Aeries Technology’s approach to staffing and developing its workforce has earned it the Great Place to Work Certification.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income from operations before interest, income taxes, depreciation and amortization adjusted to exclude stock-based compensation and business combination related costs. Adjusted EBITDA is one of the key performance indicators the company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes adjusted EBITDA is useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to recognize the anticipated benefits of the business combination with Worldwide Webb Acquisition Corp., which may be affected by, among other things, competition, our ability to grow and manage growth profitably and retain its key employees; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to continue as a going concern; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; the impact of the COVID-19 pandemic and other similar pandemics and disruptions in the future; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contacts

Ryan Gardella

AeriesIR@icrinc.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except percentages)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Revenues, net	$18,897	$12,691	$52,805	$38,027
Cost of revenue	12,851	10,373	37,488	28,685
Gross profit	$6,046	$2,318	$15,317	$9,342
Gross Margin	32%	18%	29%	25%
Operating expenses
Selling, general & administrative expenses	5,313	2,025	12,321	7,898
Total operating expenses	$5,313	$2,025	$12,321	$7,898
Income (loss) from operations	$733	$293	$2,996	$1,444
Operating Margin	4%	2%	6%	4%
Other income (expense)
Change in fair value of derivative liabilities	(16,395)	-	(16,395)	-
Interest income	83	80	217	175
Interest expense	(115)	(52)	(314)	(166)
Other income (expense), net	(50)	106	70	518
Total other income (expense)	(16,477)	134	(16,422)	527
Income before income taxes	(15,744)	427	(13,426)	1,971
Provision for income taxes	(557)	(742)	(1,454)	(1,150)
Net income	(16,301)	(315)	(14,878)	821
Net Margin	-86%	-2%	-28%	2%
Less: Net income / (loss) attributable to noncontrolling interest	(44)	(45)	137	125
Less: Net income / (loss) attributable to redeemable noncontrolling interests	154	-	154	-
Net income attributable to the shareholders’ of Aeries Technology, Inc.	(16,411)	(270)	(15,171)	696

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages)

(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2023	2022	2023	2022
Net income	$(16,301)	$(315)	$(14,880)	$821
Income tax expense	557	742	1,454	1,150
Interest income	(83)	(80)	(217)	(175)
Interest expenses	115	52	314	166
Depreciation and amortization	343	285	1,004	873
EBITDA	$(15,369)	$684	$(12,325)	$2,835
Adjustments
(+) Stock-based compensation	-	1,425	1,626	2,482
(+) Business combination related costs	1,333	325	2,504	550
(-) Change in fair value of derivative liabilities	16,395	-	16,395	-
Adjusted EBITDA	$2,359	$2,434	$8,200	$5,867
(/) Revenue	18,897	12,691	52,805	38,027
Adjusted EBITDA Margin	12.5%	19.2%	15.5%	15.4%

CASH FLOW
(In thousands)

(Unaudited)

	Nine months Ended December 31,
	2023	2022
Cash at the beginning of period	$1,131	$351
Net cash provided by operating activities	25	2,318
Net cash used in investing activities	(1,070)	(1,418)
Net cash provided by financing activities	6,474	444
Effects of exchange rates on cash	(17)	(51)
Cash at the end of period	$6,543	$1,644